Exhibit 99.1

Calix Reports Fourth Quarter 2010 Financial Results

PETALUMA, CA — February 3, 2011 — Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the fourth quarter ended December 31, 2010. Revenue for the fourth quarter of 2010 was $91.7 million, an increase of 21.5% compared to $75.5 million for the third quarter of 2010, and an increase of 3.8% compared to $88.4 million for the fourth quarter of 2009.

“We are pleased with our strong performance in the fourth quarter, having achieved revenues and margins that were the highest in company history,” said Calix president and CEO Carl Russo. “Our business continued to accelerate throughout Q4, with a growing number of new customer wins, Broadband Stimulus vendor selections, as well as wide adoption of our new platforms.”

Non-GAAP net income for the fourth quarter of 2010 was $10.7 million, or $0.26 per fully diluted share, an increase of 83.8% compared to non-GAAP net income of $5.8 million, or $0.15 per fully diluted share, for the third quarter of 2010, and an increase of 54.5% compared to non-GAAP net income of $6.9 million, or $0.21 per fully diluted share, in the fourth quarter of 2009. Non-GAAP net income excludes non-cash items of stock-based compensation and amortization of acquisition-related intangible assets, non-cash and non-recurring changes in the fair market value of preferred stock warrants and preferred stock dividends, and non-recurring acquisition-related costs.

GAAP net loss for the fourth quarter of 2010 was $0.7 million, or $(0.02) per basic and diluted share, compared to a GAAP net loss of $5.4 million, or $(0.14) per basic and diluted share for the third quarter of 2010, and compared to a GAAP net income of $2.1 million, or $0.09 per basic and diluted share reported for the fourth quarter of 2009 assuming the conversion of preferred stock into common stock as of the beginning of the fourth quarter of 2009. A reconciliation of GAAP and non-GAAP results is included as part of this release.

Non-GAAP Results

	Q4 2010	Q3 2010	Vs. Q3 2010	Q4 2009	Vs. Q4 2009
Revenue	$91.7 million	$75.5 million	+21.5%	$88.4 million	+3.8%
Net Income	$10.7 million	$5.8 million	+83.8%	$6.9 million	+54.5%
Diluted Income per Share(1)(2)	$0.26	$0.15	+80.0%	$0.21	+23.8%

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GAAP Results

	Q4 2010	Q3 2010	Vs. Q3 2010	Q4 2009	Vs. Q4 2009
Revenue	$91.7 million	$75.5 million	+21.5%	$88.4 million	+3.8%
Net Income (Loss)	$(0.7) million	$(5.4) million	+86.2%	$2.1 million	-134.5%
Income (Loss) per Basic Share	$(0.02)	$(0.14)	+85.7%	$0.53	-103.8%
Income (Loss) per Diluted Share(3)	$(0.02)	$(0.14)	+85.7%	$0.50	-104.0%
Pro Forma Income (Loss) per Basic and Diluted Share(1)(3)	$(0.02)	$(0.14)	+85.7%	$0.09	-122.2%

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the fourth quarter of 2009.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units.
(3)	Includes the dilutive effect of outstanding stock options and warrants for the fourth quarter of 2009.

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) today to discuss its fourth quarter 2010 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•	Dial-in number: (800) 561-2813 (U.S.) or (617) 614-3529 (outside the U.S.)

•	Passcode: 55658958

Replay call access information:

•	Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•	Passcode: 95656553

The conference call and webcast will include forward looking information.

About Calix

Calix is a leading North American provider of broadband communications access systems and software for fiber- and copper- based network architectures that enable communications service providers to connect to their residential and business subscribers. Calix enables communications service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. The Calix Unified Access Portfolio helps these companies to transform their legacy and mixed protocol access networks to fiber and Ethernet. Calix has shipped over eight million ports of its Unified Access Infrastructure portfolio to more than 600 North American and international customers, whose networks serve over 40 million subscriber lines in total. For more information, visit the Calix website at www.calix.com.

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Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they exclude certain non-cash charges and non-recurring acquisition related costs which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with these results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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The Company makes adjustments for the following items in analyzing its operating results as it does not consider these items to part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s financial performance:

Stock-based Compensation

A non-cash expense incurred in accordance with SFAS 123R using the modified prospective transition method.

Amortization of Intangible Assets

A non-cash expense resulting from intangible assets acquired in the acquisition of Optical Solutions, Inc. (OSI) in February 2006. The Company is required to amortize these assets over their expected useful lives.

Change in Fair Value of Preferred Stock Warrants

A non-cash expense or benefit resulting from the revaluation of the Company’s preferred stock warrant liability. Upon completion of the Company’s initial public offering, the preferred warrant liability was reclassified as a component of stockholders’ equity, and the Company is no longer required to revalue the warrants.

Preferred Stock Dividends

Preferred stock dividends represent Series I preferred stock dividends paid to the Company’s Series I shareholders prior to the conversion of preferred stock in connection with the Company’s initial public offering.

Acquisition-related Costs

Acquisition-related costs represent legal and professional services associated with our intended merger with Occam Networks Inc.

Investor Relations Contact:

Carolyn Bass

415-445-3232

Carolyn.Bass@Calix.com

Press Contact:

Catherine Koo

415-992-4400

calix@lewispr.com

# # #

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Condensed Statement of Operations

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenue	$91,695	$88,359	$287,043	$232,947
Cost of revenue:
Products and services(1)	51,679	57,279	168,873	150,863
Amortization of existing technologies	1,360	1,360	5,440	5,440

Total cost of revenue	53,039	58,639	174,313	156,303

Gross profit	38,656	29,720	112,730	76,644

Operating expenses:
Research and development(1)	16,180	12,945	55,412	46,132
Sales and marketing(1)	13,107	9,795	42,121	33,486
General and administrative(1)	8,483	3,984	27,998	15,613
Acquisition-related costs	1,805	—	3,942	—
Amortization of intangible assets	185	185	740	740

Total operating expenses	39,760	26,909	130,213	95,971

Income/(loss) from operations	(1,104)	2,811	(17,483)	(19,327)

Other income (expense):
Interest income	88	101	384	245
Interest expense	(50)	(441)	(1,188)	(3,867)
Change in fair value of preferred stock warrants	—	(35)	(173)	37
Other income	(25)	6	(12)	119

Income/(loss) before provision (benefit) for income taxes	(1,091)	2,442	(18,472)	(22,793)
Provision (benefit) for income taxes	(354)	(403)	81	(352)

Net income/(loss)	(737)	2,845	(18,553)	(22,441)
Preferred stock dividends	—	706	900	3,747

Net income/(loss) attributable to common stockholders	$(737)	$2,139	$(19,453)	$(26,188)

Net income/(loss) per common share:
Basic	$(0.02)	$0.53	$(0.65)	$(6.48)

Diluted	$(0.02)	$0.50	$(0.65)	$(6.48)

Pro forma basic	$(0.02)	$0.09	$(0.51)	$(0.77)

Pro forma diluted	$(0.02)	$0.09	$(0.51)	$(0.77)

Weighted average number of shares used to compute net income/(loss) per common share:
Basic	38,144	4,072	29,778	4,040

Diluted	38,144	4,309	29,778	4,040

Pro forma basic(2)	38,144	32,057	36,232	28,991

Pro forma diluted (2)	38,144	32,294	36,232	28,991

(1)	Includes stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cost of revenue	$593	$166	$1,745	$682
Research and development	1,952	688	5,966	2,657
Sales and marketing	1,521	452	4,555	1,739
General and administrative	4,027	1,200	13,309	4,118

	$8,093	$2,506	$25,575	$9,196

(2)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the fourth quarter of 2009 and the beginning of the twelve month periods ended December 31, 2010 and December 31, 2009.

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Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
GAAP net loss attributable to common stockholders	$(737)	$2,139	$(19,453)	$(26,188)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	8,093	2,506	25,575	9,196
Amortization of intangible assets	1,545	1,545	6,180	6,180
Acquisition-related costs	1,805	—	3,942	—
Change in fair value of preferred stock warrants	—	35	173	(37)
Preferred stock dividends	—	706	900	3,747

Non-GAAP net income (loss)	$10,706	$6,931	$17,317	$(7,102)

Non-GAAP net income (loss) per common share
Basic	$0.28	$0.22	$0.48	$(0.24)

Diluted	$0.26	$0.21	$0.45	$(0.24)

Weighted average shares used to compute non-GAAP net income (loss) per common share - Basic (1)	38,144	32,057	36,232	28,991

Weighted average shares used to compute non-GAAP net income (loss) per common share - Diluted (1)(2)	40,943	32,294	38,502	28,991

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the fourth quarter ended December 31, 2009 and the beginning of the twelve month periods ended December 31, 2010 and December 31, 2009.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for the three and twelve months ended December 31, 2010.

	Three Months Ended December 31,				Years Ended December 31,
	2010		2009		2010		2009
GAAP gross profit and gross margin	$38,656	42.2%	$29,720	33.6%	$112,730	39.3%	$76,644	32.9%
Adjustments to reconcile GAAP gross profit and gross margin to non-GAAP gross profit and gross margin:
Stock-based compensation	593		166		1,745		682
Amortization of intangible assets	1,360		1,360		5,440		5,440

Non-GAAP gross profit and gross margin	$40,609	44.3%	$31,246	35.4%	$119,915	41.8%	$82,766	35.5%

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Condensed Balance Sheets

(In thousands)

	December 31,
	2010	2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$66,304	$31,821
Marketable securities	32,020	36,228
Restricted cash	—	629
Accounts receivable, net	43,377	46,992
Inventory	24,557	18,556
Deferred cost of goods sold	7,771	16,468
Prepaid and other current assets	3,245	4,018

Total current assets	177,274	154,712

Property and equipment, net	11,815	11,293
Goodwill	65,576	65,576
Intangible assets, net	515	6,695
Other assets	2,376	2,840

Total assets	$257,556	$241,116

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$10,268	$14,635
Accrued liabilities	25,987	28,629
Preferred stock warrant liabilities	—	195
Loans payable	—	3,333
Deferred revenue	14,062	29,921

Total current liabilities	50,317	76,713

Loans payable	—	16,667
Long-term portion of deferred revenue	10,985	6,556
Other long term liabilities	951	910

Total liabilities	62,253	100,846

Convertible preferred stock	—	479,628

Stockholders’ equity (deficit):
Common stock	968	102
Additional paid-in capital	605,939	52,739
Other comprehensive income (loss)	31	(17)
Accumulated deficit	(411,635)	(392,182)

Total stockholders’ equity (deficit)	195,303	(339,358)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$257,556	$241,116

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Condensed Statement of Cash Flows

(in thousands)

	Years Ended December 31,
	2010	2009
	(unaudited)
Operating activities
Net loss	(18,553)	$(22,441)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of premiums relating to available-for-sale securities	967	—
Depreciation and amortization	5,015	4,942
Amortization of intangible assets	6,180	6,180
Revaluation of warrant liability	173	(37)
Stock-based compensation	25,575	9,196
Net gains on investments	(37)	—
Loss on disposal of property and equipment	77	—
Changes in operating assets and liabilities:
Change in restricted cash	629	4,227
Accounts receivable, net	3,615	(14,209)
Inventory	(6,001)	4,841
Deferred cost of goods sold	8,697	(2,260)
Prepaid and other assets	1,237	(4,252)
Accounts payable	(4,367)	(3,855)
Accrued liabilities	(2,642)	12,138
Deferred revenue	(11,430)	7,664
Other long-term liabilities	41	(744)

Net cash provided by (used in) operating activities	$9,176	$1,390

Investing activities
Acquisition of property and equipment	(5,614)	(5,064)
Purchase of marketable securities	(79,190)	(36,245)
Sales and maturities of marketable securities	82,516	—

Net cash used in investing activities	(2,288)	(41,309)

Financing activities
Proceeds from initial public offering of common stock, net of issuance costs	57,311	—
Proceeds from loans	—	20,000
Principal payments on loans	(20,000)	(21,000)
Taxes payable on vesting of restricted stock units	(10,004)
Proceeds from issuance of Series J preferred stock	—	49,478
Proceeds from exercise of stock options and warrants and other	288	60
Repurchase of common and preferred stock	—	(12)

Net cash provided by financing activities	27,595	48,526

Net increase in cash and cash equivalents	34,483	8,607
Cash and cash equivalents at beginning of year	31,821	23,214

Cash and cash equivalents at end of year	$66,304	$31,821